United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(b) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): March 22, 1999




                                CITIZENS BANCORP
               (Exact name of registrant specified in its charter)


                                     INDIANA
                 (State of other jurisdiction of incorporation)


        333-29031                                        35-2017500
 (Commission File Number)                             (I.R.S. Employer
                                                    Identification Number)


                              60 South Main Street
                            Frankfort, Indiana 46041
                     (Address of principal executive offices
                               including Zip Code)

                                 (765) 654-8533
               (Registrant's telephone number, including area code

     Item 4.   Changes in Registrant's Certifying Accountant.


     On March 22, 1999, Citizens Bancorp (the "Company") engaged the accounting firm of Olive LLP to examine the consolidated financial statements of the Company for the fiscal year ending June 30, 1999. The Audit Committee, which is composed of the entire Board of Directors, recommended and approved the change in auditors on March 9, 1999. Ernst & Young LLP, which has acted as the independent public accountant for the Company since its formation in 1997 and audited its consolidated financial statements for the years ended June 30, 1998 and 1997, has been notified of the Company's decision. When Ernst & Young LLP was informed by the Company that the Company was seeking proposals for auditing services for the year ended June 30, 1999, Ernst & Young LLP declined to stand for reappointment.

     The audit reports issued by Ernst & Young LLP with respect to the Company's consolidated financial statements for 1998 and 1997 did not contain an adverse opinion or disclaimer of opinion, and were not qualified as to uncertainty, audit scope or accounting principles. During 1997 and 1998 (and any subsequent interim period), there have been no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report. Moreover, none of the events listed in Item 304(a)(1)(v) of Regulation S-K occurred during 1997 or 1998 or any subsequent interim period.

     Olive LLP has not been consulted by the Company as to the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Company's financial statements.

     Pursuant to Item 304 of Regulation S-K, the Company has provided a copy of this Current Report on Form 8-K to Ernst & Young LLP for review. Attached hereto as Exhibit (16) is a letter from Ernst & Young LLP addressed to the Securities and Exchange Commission indicating that it agrees with the statements made by the Company herein.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CITIZENS BANCORP


                                            /s/ Fred W. Carter
                                            ------------------------------------
                                            Fred W. Carter, President
                                            and Chief Executive Officer


Dated: March 22, 1999